UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 29, 2011

MERRILL LYNCH DEPOSITOR, INC.

(on behalf of PPLUS TRUST SERIES GSC-2)

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32247	13-3891329
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Bryant Park 4th Floor-Structured Credit Trading
New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 855-6745

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events

On November 29, 2011, Standard & Poors (“S&P”) downgraded the rating of Merrill Lynch & Co., Inc (the “Guarantor”) to below an “A-1” rating to “A-2”.  Pursuant to Part 1(j) of the Schedule to the ISDA Master Agreement, dated July 16, 2004, between Merrill Lynch Capital Services, Inc (“MLCS”) and PPLUS Trust Series GSC-2 ( “GSC-2”), if S&P downgrades ( the “S&P Downgrade”) the short-term debt rating of the Guarantor to below “A-1” (the “Minimum Rating”), MLCS shall, at its own cost and expense, obtain either (A) a guaranty of the confirmation in form and substance satisfactory to S&P from an entity with a short-term debt rating that is at least the Minimum Rating or (B) the agreement of a replacement counterparty with a short-term debt rating that is at least the Minimum Rating to assume the rights and obligations of MLCS under the rate confirmation.

Pursuant to Part 1(j) of the Schedule to the ISDA Master Agreement, if MLCS is not able to satisfy either of the conditions in (A) or (B) above within 30 days of the date of the S&P Downgrade, MLCS shall (i) immediately post collateral to the Trust in an amount equal to the greatest of (1) the Exposure (as defined in the 1994 ISDA Credit Support Annex) of the Trust to MLCS calculated for the confirmation in the manner provided in the 1994 ISDA Credit Support Annex (the “CSA”), (2) the amount of the next MLCS Payment Amount and (3) one percent of the then current notional amount of the confirmation, and (ii) continue to take actions to satisfy the conditions in (A) or (B) above; provided, however, that prior to executing a CSA in connection with the posting of collateral described in clause (i) above, MLSC will receive written confirmation from S&P that any such action will not result in the withdrawal or downgrading of the rating (or credit estimate) of the trust certificates. Currently, MLCS is in the process of finding a suitable entity to satisfy the conditions in either (A) or (B) above.  In the event, that MLCS cannot find a suitable entity, MLCS will execute a CSA to supplement the ISDA Master Agreement and post collateral as described above.

For information with respect to the underlying securities held by PPLUS Trust Series GSC-2, see The Goldman Sachs Group, Inc.’s (Commission file number 001-14965) periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information on file with the Securities and Exchange Commission (the “SEC”). You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities guarantor and the underlying securities issuer has filed electronically with the SEC.

Although we have no reason to believe the information concerning the underlying securities and the junior subordinated debentures or the underlying securities issuer and the underlying securities guarantor contained in the underlying securities guarantor’s Exchange Act reports is not reliable, neither the depositor nor the trustee participated in the preparation of such documents or made any due diligence inquiry with respect to the information provided therein. No investigation with respect to the underlying securities issuer and the underlying securities guarantor (including, without limitation, no investigation as to their financial condition or creditworthiness) or of the underlying securities and the junior subordinated debentures has been made. You should obtain and evaluate the same information concerning the underlying securities issuer and the underlying securities guarantor as you would obtain and evaluate if your investment were directly in the underlying securities or in other securities issued by the underlying securities issuer or the underlying securities guarantor. There can be no assurance that events affecting the underlying securities and the junior subordinated debentures or the underlying securities issuer and the underlying securities guarantor have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: November 30, 2011	By:	/s/ John Marciano
		Name:	John Marciano
		Title:	Vice President